Exhibit 99.1

FOR IMMEDIATE RELEASE

September 1, 2015

KEARNY FINANCIAL CORP.

ANNOUNCES CASH DIVIDEND

Fairfield, New Jersey, September 1, 2015 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), announced today that the Company’s Board of Directors has declared a cash dividend of $0.02 per share to stockholders of record as of September 14, 2015, payable on September 28, 2015.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank. Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At July 31, 2015, Kearny Financial Corp. had approximately $4.29 billion in total assets.

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500